Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)           | X |

Citibank, N.A.

A National Banking Association	13-5266470

(I.R.S. employer

identification no.)

399 Park Avenue, New York, New York	10043
(Address of principal executive office)	(Zip code)

SACO I Trust 2005-GP1

THAT ISSUES NOTES UNDER THE RELATED PROSPECTUS AND PROSPECTUS

SUPPLEMENT

(Exact name of obligor as specified in its charter)

Delaware	Applied for
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

c/o Wilmington Trust Company, as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-0001	19713

Or such other address specified in the applicable

Prospectus Supplement

(Address of principal executive offices)	(Zip code)

Mortgage-Backed Notes

========================================================================

1.	General information. Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.
	Name	Address
	Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York     33 Liberty Street, New York, NY Federal Deposit Insurance CorporationWashington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31st, 2005- attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

__________________

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 29th day of August, 2005.

CITIBANK, N.A.

By:	/s/ John Hannon

Name: John Hannon

Title: Assistant Vice President

Exhibit 7

Charter No. 1461

Comptroller of the Currency

Northeastern District

REPORT OF CONDITION

CONSOLIDATING

DOMESTIC AND FOREIGN

SUBSIDIARIES OF

Citibank, N.A. of New York in the State of New York, at the close of business on March 31, 2005, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS                                      THOUSANDS OF DOLLARS
Cash and balances due from
         depository institutions:
Noninterest-bearing balances
         and currency and coin . . . . .     $15,630,000
Interest-bearing balances . . . . . .         26,770,000
Held-to-maturity securities . . . . .             47,000
Available-for-sale securities . . . .        108,258,000
Federal funds sold in domestic
      Offices                                  4,418,000
Federal funds sold and
         securities purchased under
         agreements to resell.. . . . . .     10,700,000
Loans and leases held for sale . . . .         2,345,000
Loans and lease financing
         receivables:
         Loans and Leases, net of
         unearned income . . . . . .         373,201,000
LESS: Allowance for loan and lease
         losses . . . . . . . . . . .          7,574,000
Loans and leases, net of unearned
         income, allowance, and reserve. .   365,627,000
Trading assets . . . . . . . . . . . . .      89,239,000
Premises and fixed assets
         (including capitalized leases)  .     4,199,000
Other real estate owned . . . . . . . . .         66,000
Investments in unconsolidated
         subsidiaries and associated
         companies . . . . . . . . . . . . . . 1,013,000
Customers' liability to this bank
         on acceptances outstanding . . . . .  1,207,000
Intangible assets: Goodwill . .  . . . . .     9,424,000
Intangible assets: Other intangible
          assets . . . . . . . . . . . . . . .10,886,000
Other assets . . . . . . . . .  . . . . .     34,763,000
                                              ----------
TOTAL ASSETS . . . . . . . . . . . . . .    $684,592,000
                                            ============

LIABILITIES
Deposits: In domestic offices . . .. . .    $128,351,000
Noninterest- bearing . . . . . . . .  .       24,391,000
Interest- bearing . . . . . . . . .  . .     103,960,000
In foreign offices, Edge and
         Agreement subsidiaries,
         and IBFs . . . . . . . . . . . . .  335,376,000
Noninterest- bearing . . .. . . . . . .       26,016,000
Interest- bearing . . . . . . . . .  . .     309,360,000
Federal funds purchased in domestic
      Offices                                 13,363,000
Federal funds purchased and securities
         sold under agreements
         to repurchase . . . . . . . . . . .   6,817,000
Demand notes issued to the
         U.S. Treasury . . . . . .. . . . .            0
Trading liabilities . . . . . . . . . . .     46,571,000
Other borrowed money (includes
         mortgage indebtedness and
         obligations under capitalized
         leases): ss . . . . . . . . . . . .  50,035,000
Bank's liability on acceptances
         executed and outstanding . . . . .    1,207,000
Subordinated notes and debentures . . . .     14,977,000
Other liabilities . . . . . . . . . . . .     32,173,000
                                            ------------
TOTAL LIABILITIES . . . . . . . . . . . .   $628,870,000
                                            ------------
MINORITY INTEREST IN CONSOLIDATED
SUBSIDIARIES.. .. .. .. .. .. .. .. .. .. ..     497,000

EQUITY CAPITAL
Perpetual preferred stock and
         related surplus . . . . . . . . . .   1,950,000
Common stock . . . . . . . . . . . . . .         751,000
Surplus . . . . . . . . . . .  . . . . . .    26,034,000
Retained Earnings . . . . . . . . . . . .     27,666,000
                                            ------------
Accumulated net gains (losses)
         on cash flow hedges . . .. . . .     -1,176,000
Other equity capital components . . . . .              0
                                            ------------
TOTAL EQUITY CAPITAL . . . . .. . .. . .     $55,225,000
                                            ------------
TOTAL LIABILITIES AND EQUITY
         CAPITAL . . . . . . . . . . . . .  $684,592,000
                                            ============

I, William J. Gonska, Controller & Vice President of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

William J. Gonska, CONTROLLER & VICE PRESIDENT

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

ALAN S. MACDONALD

WILLIAM R. RHODES

ROBERT B. WILLUMSTAD

DIRECTORS